Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES PLANNED GRANT OF WARRANTS

July 14, 2016 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX), or SAE, today announced that it intends to grant, on a pro rata basis, two series of warrants (“Series A Warrants” and “Series B Warrants”, together the “Warrants”) to the existing holders of their common stock to purchase shares of SAE’s common stock. SAE plans to issue the Warrants on the closing date of SAE’s previously announced exchange offer and consent solicitation relating to its outstanding 10.000% Senior Secured Notes due 2019, which is expected to be July 27, 2016. The Warrants will be issued to shareholders of record on July 26, 2016. The Series A Warrants and Series B Warrants will have exercise prices determined based upon market capitalizations of $112 million and $140 million in connection with the exchange offer, respectively. Each Warrant will entitle the holder to purchase one share of SAE’s common stock, subject to certain anti-dilution adjustments. The Warrants will have five year terms, and will become exercisable 30-days in advance of their expiration date contingent upon the receipt by SAE of tax credit certificates in a face amount of at least $25 million issued by the State of Alaska to SAE or any of its affiliates.
Should the exchange offer be terminated, no issuance of Warrants will be made. The Closing Date is subject to change pursuant to the terms of the exchange offer and the exchange offer is itself subject to satisfaction of certain closing conditions.
SAE will issue the Warrants pursuant to a warrant agreement (the “Warrant Agreement”) which will be attached as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities Exchange Commission in connection with the closing of the exchange offer.
This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, the Warrants or the common stock underlying the Warrants nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Forward Looking Statements
This press release contains certain "forward-looking statements" within the meaning of the U.S. federal securities laws with respect to SAE. These statements can be identified by the use of words or phrases such as “expects,” “estimates,” “projects,” “budgets,” forecasts,” “anticipates,” “intends,” “plans,” “may,” “will,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions. These forward-looking

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statements include statements regarding SAE's financial condition, results of operations and business and SAE's expectations or beliefs concerning future periods and possible future events, including SAE’s ability to satisfy, or effectively waive, the conditions to the exchange offer, its ability to succeed in, and the timing to complete, the exchange offer and the execution of the Warrant Agreement and the issuance of the Warrants. These statements are subject to significant known and unknown risks and uncertainties that could cause actual results to differ materially from those stated in, and implied by, this press release. Risks and uncertainties that could cause actual results to vary materially from SAE’s expectations are described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Memorandum and SAE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as amended by Amendment No. 1 thereto. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
Contact
SAExploration Holdings, Inc.
Ryan Abney
Vice President, Capital Markets & Investor Relations
(281) 258-4409
rabney@saexploration.com

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